Exhibit 3.01

AMENDED AND RESTATED BYLAWS OF OCEANEERING INTERNATIONAL, INC. Amended Through November 17, 2022

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AMENDED AND RESTATED
BYLAWS
OF
OCEANEERING INTERNATIONAL, INC.
The Board of Directors of Oceaneering International, Inc. (the “Corporation”) by resolution has duly adopted these Amended and Restated Bylaws (these “Bylaws”) to govern the Corporation’s internal affairs.
ARTICLE I
STOCKHOLDERS
Section 1.1    Annual Meetings. The Corporation will, if applicable law so requires, hold an annual meeting of the holders of its capital stock (each, a “Stockholder”) for the election of directors of the Corporation (each, a “Director”) at such date, hour and place, if any, as the Board of Directors of the Corporation (the “Board”) by resolution may designate from time to time. The Corporation may transact any other business at an annual meeting which has properly come before that meeting in accordance with Section 1.11. The Board may, in its sole discretion, determine that an annual meeting or a special meeting pursuant to Section 1.2 shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 1.2    Special Meetings. Any of the following may call special meetings of Stockholders for any purpose or purposes at any time and designate the date, hour and place, if any, of any such meeting: (i) the Board pursuant to a resolution that a majority of the total number of Directors the Corporation would have if there were no vacancies (the “Whole Board”) has duly adopted; (ii) any committee of the Board (each, a “Board Committee”) the Board has duly designated and empowered to call special meetings; (iii) the chairman of the Board (the “Chairman”); and (iv) the CEO (as hereinafter defined). Except as the certificate of incorporation of the Corporation (as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law, the “Certificate of Incorporation”) or applicable law otherwise provides, no other Person (as defined in Section 7.11(b)) or Persons may call a special meeting of Stockholders.
Section 1.3    Notice of Meetings. By or at the direction of the Chairman or the secretary of the Corporation (the “Secretary”), whenever Stockholders are to take any action at a meeting, the Corporation will give a written notice of that meeting to the Stockholders entitled to vote at that meeting which states the date, hour and place, if any, of that meeting, the means of remote communications, if any, by which Stockholders and holders of proxies for Stockholders may participate in that meeting and be deemed present in person and vote at that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the written notice of any meeting of Stockholders not less than 10 nor more than 60 days before the date of that meeting. If mailed to any Stockholder, any such notice will be deemed given (whether or not delivered) when deposited in the United States mail, postage prepaid, directed to that Stockholder at that Stockholder’s address as it appears in the stock records of the Corporation.
Section 1.4    Adjournments; Postponements. (a) Any meeting of Stockholders, annual or special, may be adjourned or recessed by the chairman of that meeting from time to time, and for any reason, to reconvene at the same or some other place, and, except as required by applicable law, notice need not be given of any such reconvened meeting if the hour, place, if any, thereof and the means of remote communications, if any, by which Stockholders and holders of proxies for Stockholders may be deemed present in person and vote at that reconvened meeting are announced at the meeting at which the adjournment or recess is taken. At the reconvened meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment or recess is for more than 30 days, or if after the adjournment or recess the Board fixes a new record date for the meeting to be reconvened, the Corporation will give, in accordance with Section 1.3, notice of the reconvened meeting to each Stockholder of record and entitled to vote at the reconvened meeting.
(b)    The Board may, at any time prior to the holding of a meeting of Stockholders, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of Stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the notice of postponement or rescheduling of such meeting, which notice shall be given in accordance with Section 1.3, as applicable, at least 10 days before the date to which the meeting is postponed or rescheduled.
Section 1.5    Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of capital stock of the Corporation having a majority of the votes the holders of all outstanding shares of stock of the Corporation entitled to vote at the meeting could cast will be necessary and sufficient to constitute a quorum; and (ii) the holders of capital stock so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns, notwithstanding any withdrawal from that meeting of shares of capital stock counted in determining the existence of that quorum. In the absence of a quorum, the chairman of the meeting or the Stockholders so present may, by majority vote, adjourn or recess the meeting from time to time in the manner Section 1.4 provides until a quorum attends. Shares of its own capital stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an “Entity”), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote capital stock, including, but not limited to, its own capital stock, it holds in a fiduciary capacity.

Section 1.6    Organization. The Chairman will chair and preside over any meeting of Stockholders at which the Chairman is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. The Secretary will act as secretary of meetings of Stockholders, but in the Secretary’s absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.
Section 1.7    Voting; Proxies. (a) Except as the Certificate of Incorporation otherwise provides, each Stockholder entitled to vote at any meeting of Stockholders will be entitled to one vote for each share of capital stock of the Corporation that such Stockholder holds which has voting power on the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another Person or Persons to act for that Stockholder by proxy, but no proxy will be voted or acted on after three years from its date, unless that proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that Stockholder has given by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law which bears a later date to the Secretary or, if that proxy is for a meeting, by attending that meeting and voting in person. Proxies for use at any meeting of Stockholders must be filed, before or at the time of that meeting, with the Secretary or such other person as the Board by resolution may designate from time to time.
(b)    The secretary of any meeting of Stockholders will take charge of and canvass all ballots delivered at that meeting and will decide all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes at that meeting, unless the chairman of that meeting has appointed an inspector or inspectors to decide those questions. Voting at meetings of Stockholders: (i) need not be by written ballot unless the Board, in its discretion, by resolution so requires or, in the case of any such meeting, the chairman of that meeting, in his or her discretion, so requires; and (ii) unless applicable law otherwise requires, need not be conducted by inspectors of election unless so determined by the holders of shares of capital stock of the Corporation having a majority of the votes the holders of all outstanding shares of capital stock of the Corporation entitled to vote thereon which are present in person or by proxy at that meeting could cast.
(c)    At all meetings of Stockholders at which a quorum is present for the election of Directors, a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors will be sufficient to elect, except as the Certificate of Incorporation may otherwise provide. In the case of any question to which the stockholder approval policy of any national securities exchange or quotation system on which capital stock of the Corporation is traded or quoted on the Corporation’s application, the requirements under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or any provision of the U.S. Internal Revenue Code of 1986 (the “Code”) applies, in each case for which question the Certificate of Incorporation, these Bylaws or the DGCL does not specify a higher voting requirement, that question will be decided by the requisite vote that stockholder approval policy, Exchange Act requirement or Code provision, as the case may be, specifies (or the highest requisite vote if more than one applies). A majority of the votes cast on the question whether to approve the appointment of independent public accountants (if that question is submitted for a vote of Stockholders) will be sufficient to approve. All other elections and questions which have properly come before any meeting will, unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, be decided by the vote of the holders of shares of capital stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote thereon.
Section 1.8    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment or recess thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment or recess thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than 10 days before the date of that meeting; (iii) in the case of a determination of Stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than 10 days from the date on which the Board adopts the resolution fixing the record date; and (iv) in the case of any other action, will not be more than 60 days prior to that other action. If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be (A) if applicable law does not require a prior action by the Board, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (B) if applicable law requires prior action by the Board, at the close of business on the day on which the Board adopts the resolution taking that prior action; and (iii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment or recess of that meeting; provided, however, that the Board may fix a new record date for the adjourned or recessed meeting.
Section 1.9    List of Stockholders Entitled to Vote. The Secretary will prepare and make available for examination, no later than the tenth day before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting, in accordance with the requirements of Section 219 of the DGCL. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date, in accordance with the requirements of Section 219 of the DGCL.

Section 1.10    Election of Directors. (a) Subject to such rights of the holders of any class or series of the Corporation’s capital stock as the Certificate of Incorporation may prescribe, only natural persons who are nominated in accordance with the procedures set forth in this Section 1.10 will be eligible for election by Stockholders as Directors. Nominations of persons for election to the Board may be made at any meeting of Stockholders at which Directors are to be elected or pursuant to the provisions for written consent of the Stockholders set forth in Section 1.13: (i) by or at the direction of the Board or any Board Committee the Board has duly designated and empowered to nominate persons for election as Directors; or (ii) by any Stockholder who (A) is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any such nomination is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time that Stockholder gives the notice this Section 1.10 specifies below and at the time of the meeting, (B) will be entitled to vote at that meeting, or to consent in writing pursuant to the provisions of Section 1.13, in connection with the election of the Director or Directors for which that Stockholder is making the nomination or nominations, and (C) complies with this Section 1.10 and all applicable laws. Subject to such rights of the holders of any class or series of the Corporation’s capital stock as the Certificate of Incorporation may prescribe, the provisions of clause (ii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election to the Board.
(b)    Without qualification, for a Stockholder to bring any nomination of a person for election as a Director properly before any meeting of Stockholders, that Stockholder must have: (i) given notice of that nomination (a “Nomination Notice”) in proper written form to the Secretary, which notice, in the case of a nomination to be brought before an annual or special meeting of Stockholders, must be given on a timely basis; and (ii) provided any updates or supplements to such Nomination Notice at the times required by this Section 1.10. To be timely, a Stockholder’s Nomination Notice must be delivered to the Secretary, or mailed and received by the Secretary, at the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of Stockholders, not earlier than the 180th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Nomination Notice will be timely if it is so delivered, or so mailed and received, not later than the last to occur of the close of business on (A) the 90th day prior to the pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (ii) if it relates to any special meeting of Stockholders at which the Board has determined that one or more Directors is or are to be elected, not earlier than 180 days prior to that special meeting and not later than the last to occur of the close of business on (A) the 90th day prior to that special meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting. The adjournment, postponement or recess of any annual or special meeting, or the public announcement thereof, will not in any event commence a new time period (or extend any time period) for the giving of any Nomination Notice as described above.
(c)    To be in proper written form, any Nomination Notice of a Stockholder pursuant to this Section 1.10 must: (i) accurately set forth: (A) as to each person whom that

Stockholder proposes to nominate for election as a Director, (1) the name, age, business address and, if known, the residence address of that person, (2) the principal occupation or employment of that person, (3) the class or series and number of shares of capital stock of the Corporation or Derivative Interest (as defined below)) which that person owns beneficially or of record and (4) all other information, if any, relating to that person which Section 14 of the Exchange Act would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of Directors; and (B) as to that Stockholder and any Associate (as defined below) of that Stockholder, on whose behalf the nomination is being made, (1) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that Associate, (2) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that Associate each owns beneficially or of record, (3) a description of any agreement, arrangement or understanding relating to any hedging, swap or other transaction or series of transactions (including any derivative or short position, profit interest, option, hedging transaction or borrowing or lending of shares) that, directly or indirectly, has been entered into or made by that Stockholder or that Associate, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of that Stockholder or that Associate, in any case with respect to any share of capital stock of the Corporation (each, a “Derivative Interest”), (4) a description of all agreements, arrangements or understandings between that Stockholder or that Associate and each proposed nominee of that Stockholder or any other Person or Persons (including their names) pursuant to which the nomination(s) are to be made by that Stockholder, (5) a description of any agreement, arrangement or understanding between that Stockholder or that Associate and any other Person or Persons (including their names) entered into (a) for the purposes of acquiring, holding, voting (except, in the case of a meeting of Stockholders, pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of shares of the capital stock of the Corporation entitled to vote at the meeting) or disposing of any shares of capital stock of the Corporation, (b) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (c) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, that Stockholder or that Associate with respect to any shares of the capital stock of the Corporation or (d) otherwise in connection with any business proposed by a Stockholder, including with respect to that Nomination Notice, (6) a list of all transactions by that Stockholder or that Associate involving any securities of the Corporation or any Derivative Interests within the six-month period immediately prior to the date of the notice, (7) in the case of a meeting of Stockholders, (a) a representation by that Stockholder that such Stockholder or a Qualified Representative (as defined below) of that Stockholder intends to appear in person at that meeting to nominate the person(s) named in that Nomination Notice and (b) a representation by that Stockholder that it is a holder of record of capital stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of capital stock of the Corporation entitled to vote at such meeting through the date of such meeting and as to whether that Stockholder or that Associate intends, or is a part of a group, as Exchange Act Rule 13d-5(b) uses that term, which intends, (x) to deliver a proxy statement and/or form of proxy to the holders of shares of capital stock of the Corporation representing at least 67% of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of Directors in accordance with Exchange

Act Rule 14a-19, (y) to otherwise solicit proxies or votes in support of the nomination, or (z) to engage in a solicitation with respect to the nomination, and if so, the name of each participant in such solicitation, and (8) all other information, if any, relating to that Stockholder or that Associate which Section 14 of the Exchange Act would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing required to be made with the U.S. Securities and Exchange Commission (the “SEC”) in connection with solicitations of proxies for an election of Directors (provided, however, that, except as may be required by applicable law, disclosures need not be provided pursuant to the foregoing subclauses (B)(3) through (6) of this clause (i) with respect to ordinary course activities (unrelated to a Nomination Notice) of any broker, dealer, commercial bank, trust company or other nominee who is a Stockholder named in a Nomination Notice solely as a result of being directed to submit that Nomination Notice on behalf of a beneficial owner); and (ii) be accompanied by a written consent of each person that Stockholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected. With respect to each nominee for election or reelection to the Board, such Nomination Notice must be accompanied by a completed and signed (i) questionnaire and (ii) representation and agreement, each as required by Section 1.10(d). In addition, the Nomination Notice shall include a representation that the Stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 1.10: (i) in the case of a meeting of Stockholders: (A) as of the record date for the meeting, which notice shall be delivered to the Secretary at the principal executive offices of the Corporation promptly (and in any event not later than five business days) following the later of such record date or the date notice of such record date is first publicly disclosed; and (B) as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, which notice shall be delivered to the Secretary at the principal executive offices of the Corporation promptly (and in any event not later than seven business days) prior to the date of the meeting or, if not practicable in the case of any adjournment or postponement thereof, on the first practicable date prior to the date of the meeting; and (ii) in the case of a written consent, as of the dates referred to in Section 1.13(c). The Corporation may require any person a Stockholder proposes to nominate for election as a Director under this Section 1.10 to furnish such additional written information as it reasonably may require to determine the eligibility of that Person to serve as a Director. As used in these Bylaws: (i) an “Associate” of any Stockholder shall mean: (A) any Person that has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except, in the case of a meeting of Stockholders, pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all Stockholders entitled to vote at such meeting) or disposing of any capital stock of the Corporation; (B) any Person who beneficially owns shares of capital stock of the Corporation owned of record or beneficially by such Stockholder; and (C) any Person controlling, controlled by or under common control with, directly or indirectly, such Stockholder or any Person described in clause (A) or (B) of this definition; and (ii) a “Qualified Representative” of a Stockholder shall mean, with respect to any meeting of Stockholders, a duly authorized officer, manager or partner of such Stockholder or other Person authorized by such Stockholder, in any case, as evidenced by a written document duly executed by that Stockholder and delivered to the Secretary, or mailed and received by the Secretary, at the principal executive offices of the Corporation, stating that such Person is authorized to act for such Stockholder as proxy at that meeting of Stockholders.

(d)    To be eligible to be a nominee for election or reelection as a Director, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.10(b) and applicable law) to the Secretary at the principal executive offices of the Corporation a completed and signed: (i) written questionnaire with respect to the background and qualification of such person and the background of any other Person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request); and (ii) written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a Director, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties as a Director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director, if elected, that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any Person on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed, the applicable provisions of these Bylaws and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, and (D) intends, if elected as a Director, to serve the full term for which such person is elected.
(e)    Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Stockholders at which Directors are to be elected will have the power and duty (i) to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 1.10 sets forth (including whether the applicable Nomination Notice was accurate in all material respects) and applicable law and (ii) if that chairman determines that any such nomination has not been made in compliance with these procedures or any applicable law, or if the Stockholder proposing any such nomination or a Qualified Representative of that Stockholder has not appeared in person at that meeting (including, if applicable, by means of the remote communications specified in the notice of such meeting delivered pursuant to Section 1.3) to make any such nomination to declare to that meeting that such nomination is defective and will be disregarded, even if the Corporation shall have received proxies voting in favor of such nomination.
(f)    Notwithstanding anything in Section 1.10(b) to the contrary, if the number of Directors to be elected at an annual meeting of Stockholders is increased and the Corporation has not made a public announcement at least 100 days prior to the first anniversary of the preceding year’s annual meeting, which announcement (i) names all the nominees for Director of the Board who have been nominated by the Board or any duly designated and empowered Board Committee or (ii) specifies the size of the increased Board, a Stockholder’s Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to the Secretary, or mailed and received by the Secretary at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes that public announcement.
(g)    For purposes of this Section 1.10, Section 1.11, “public announcement” means disclosure: (i) in a press release the Dow Jones News Service, Associated Press or any other national news service in the United States reports; (ii) in a document the Corporation publicly files with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; or (iii) in a notice of a meeting (or any supplement) the Corporation issues pursuant to Section 1.3.
(h)    Notwithstanding the foregoing provisions of this Section 1.10, a Stockholder also must comply with all applicable requirements of the Exchange Act with respect to the matters this Section 1.10 sets forth. Unless otherwise required by law, if any Stockholder provides a Nomination Notice pursuant to Exchange Act Rule 14a-19(b) and subsequently either (x) notifies the Corporation that such Stockholder no longer intends to comply with Exchange Act Rule 14a-19(a)(3) or (y) fails to comply with the requirements of Exchange Act Rule 14a-19(a)(2) or Exchange Act Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Stockholder has met the requirements of Exchange Act Rule 14a-19(a)(3) in accordance with the following sentence), then the Corporation shall disregard any proxies or votes solicited for such proposed nominees. If any Stockholder provides a Nomination Notice pursuant to Exchange Act Rule 14a-19(b), such nominating Stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Exchange Act Rule 14a-19(a)(3).
Section 1.11    Other Stockholder Business. (a) At any annual meeting the Corporation holds pursuant to Section 1.1, the Stockholders will transact only such business, in addition to the election of Directors, as has been properly brought before that meeting. Except as the Certificate of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors (“Other Business”) must be (i) business the notice of that meeting (or any supplement thereto) given by or at the direction of the Board specifies, (ii) business otherwise properly brought before that meeting by or at the direction of the Board and (iii) business that is (A) properly brought before that meeting by a Stockholder who (1) is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time that Stockholder gives the notice this Section 1.11 specifies below and at the time of the meeting, (2) will be entitled to vote on that business at that meeting and (3) complies with this Section 1.11 and all applicable laws, (B) a proper subject for Stockholder action and (C) properly introduced at that meeting. Subject to such rights of the holders of any class or series of the Corporation’s capital stock as the Certificate of Incorporation may prescribe and except for proposals properly made in accordance with Exchange Act Rule 14a-8 and included within the notice of meeting given by or at the direction of the Board, the provisions of clause (iii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to propose any Other Business to be brought before any annual meeting of the Stockholders.
(b)    Without qualification, for a Stockholder to bring any Other Business properly before any annual meeting of Stockholders, that Stockholder must have: (i) given timely notice thereof (a “Business Notice”) in proper written form to the Secretary at the principal executive offices of the Corporation; and (ii) provided any updates or supplements to such Business Notice at the times required by this Section 1.11. To be timely, a Stockholder’s Business Notice must be delivered to the Secretary, or mailed and received by the Secretary, at the principal executive offices of the Corporation not earlier than the 180th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered, or so mailed and received, not later than the last to occur of the close of business on (i) the 90th day prior to that pending annual meeting or (ii) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending meeting. The adjournment, postponement or recess of any annual meeting, or the public announcement thereof, will not in any event commence a new time period for the giving of any Business Notice as described above. Except as otherwise provided by applicable law, the provisions of this Section 1.11(b) regarding the timeliness of a notice of business proposed by a Stockholder for consideration at a meeting of Stockholders shall apply to each such item of business to be so considered, regardless of whether a Stockholder making such proposal (i) desires to have such proposal reflected in the Corporation’s proxy statement for the meeting at which such proposal is to be made or (ii) intends to prepare separate proxy materials.
(c)    To be in proper written form, any Business Notice of a Stockholder must accurately set forth: (i) as to each matter of Other Business that Stockholder proposes to bring before an annual meeting, (A) a brief description of that Other Business and the text of the proposal for action on that Other Business (including the complete text of any resolutions proposed for consideration and, if that Other Business is an amendment of these Bylaws, the text of the proposed amendment), (B) the reasons for taking the action or actions involved in that Other Business, (C) each material interest in that Other Business of that Stockholder or any Associate of that Stockholder and (D) all other information, if any, relating to that Other Business which Section 14 of the Exchange Act would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies in support of that Other Business; and (ii) as to that Stockholder and each such Associate, (A) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that Associate, (B) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that Associate each owns beneficially or of record, (C) a description of any Derivative Interest of that Stockholder or that Associate, (D) a description of any agreement, arrangement or understanding between that Stockholder or that Associate and any other Person or Persons (including their names) entered into (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of shares of the capital stock of the Corporation entitled to vote at the meeting) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, that Stockholder or that Associate with respect to any shares of the capital stock of the Corporation or (4) otherwise in connection with any business proposed by a Stockholder, including that Other Business, (E) a list of all transactions by that Stockholder or that Associate involving any securities of the Corporation or any Derivative Interests within the six-month period immediately prior to the date of the notice, (F) a representation by that Stockholder that such Stockholder or a Qualified Representative of that Stockholder intends to appear in person at that meeting to bring that Other Business before that meeting, (G) a representation by that Stockholder that it is a holder of record of capital stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of capital stock of the Corporation entitled to vote at such meeting through the date of such meeting and as to whether that Stockholder or that Associate intends, or is a part of a group, as Exchange Act Rule 13d-5(b) uses that term, which intends, (1) to deliver a proxy statement and/or form of proxy to the holders of shares of capital stock of the Corporation having at least the percentage of the total votes the holders of all outstanding shares of capital stock of the Corporation entitled to vote on such proposal which is required for the adoption of such proposal and/or (2) otherwise to solicit proxies in support of such proposal, and (H) all other information, if any, relating to that Stockholder or that Associate which Section 14 of the Exchange Act would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing required to be made with the SEC in connection with solicitations of proxies for the proposal (provided, however, that, except as may be required by applicable law, disclosures need not be provided pursuant to the foregoing subclauses (C), (D) and (E) of this clause (ii) with respect to ordinary course activities (unrelated to a Business Notice) of any broker, dealer, commercial bank, trust company or other nominee who is a Stockholder named in a Business Notice solely as a result of being directed to submit that Business Notice on behalf of a beneficial owner). In addition, the Business Notice shall include a representation that the Stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 1.11(c): (i) as of the record date for the meeting, which notice shall be delivered to the Secretary at the principal executive offices of the Corporation promptly (and in any event not later than five business days) following the later of such record date or the date notice of such record date is first publicly disclosed; and (ii) as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, which notice shall be delivered to the Secretary at the principal executive offices of the Corporation promptly (and in any event not later than seven business days) prior to the date of the meeting, or, if not practicable in the case of any adjournment or postponement thereof, on the first practicable date prior to the date of the meeting. The notice requirements of this Section 1.11 will be deemed satisfied by a Stockholder if (i) that Stockholder has notified the Corporation in compliance with Exchange Act Rule 14a-8 of that Stockholder’s intention to present a proposal relating to Other Business at an annual meeting and (ii) the proxy statement the Corporation has prepared to solicit proxies for that annual meeting includes that proposal.
(d)    Except as applicable law or the last sentence of Section 1.11(c) otherwise provides, the chairman of any annual meeting of Stockholders will have the power and duty (i) to determine whether proposals by Stockholders of any Other Business to be brought before that meeting have been made in accordance with the procedures this Section 1.11 sets forth (including whether any such proposal was accurate in all material respects) and (ii) if that chairman determines that any such proposal has not been made in compliance with these procedures, or if the Stockholder offering any such proposal or a Qualified Representative of that Stockholder has not appeared in person at that meeting (including, if applicable, by means of the remote communications specified in the notice of such meeting delivered pursuant to Section 1.3) to make that proposal, to declare to that meeting that such proposal is defective and will be disregarded, even if the Corporation has received proxies voting in favor of that proposal.
(e)    At any special meeting the Corporation holds pursuant to Section 1.2, the Stockholders will transact only such business as (i) the notice given of that meeting pursuant to Section 1.3 sets forth and (ii) constitutes matters incident to the conduct of that meeting as the chairman of that meeting determines to be appropriate.
(f)    Notwithstanding the foregoing provisions of this Section 1.11, a Stockholder also must comply with all applicable requirements of the Exchange Act with respect to the matters this Section 1.11 sets forth.
Section 1.12    Approval or Ratification of Acts or Contracts by Stockholders. The Board in its discretion may submit any act or contract for approval or ratification at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of considering any such act or contract, and, except as applicable law or the Certificate of Incorporation otherwise provides, any act or contract that the holders of shares of capital stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote on that approval or ratification approve or ratify will (provided that a quorum is present) be as valid and as binding on the Corporation and on all Stockholders as if every Stockholder had approved or ratified it.
Section 1.13    Action by Written Consent of Stockholders. (a) Unless the Certificate of Incorporation otherwise provides, Stockholders may, without a meeting, prior notice or a vote, take any action they must or may take at any annual or special meeting, if the holders of record on the record date (established as provided below in this Section 1.13) of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present sign a written consent to that action which sets forth that action and cause the delivery of that consent to the Corporation in accordance with Section 228(d) of the DGCL; provided, however, that the Corporation has not designated, and shall not designate (unless otherwise determined by the Board), an information processing system for receiving such consents. Stockholders may execute any consent pursuant to this Section 1.13 in counterparts, all of which together will constitute a single consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of Stockholders with respect to such action are delivered to the Corporation in accordance with this Section 1.13 within 60 days of the first date on which a written consent with respect to such action is so delivered to the Corporation.
(b)    Without qualification, any Stockholder who seeks to effect an action by written consent of the Stockholders shall first: (i) if the action involves the election of one or more Directors, provide a Nomination Notice in proper written form to the Secretary at the principal executive offices of the Corporation, as contemplated by Section 1.10(b) and (c); (ii) if the action involves any other business, provide a written notice of such other business to the Secretary at the principal executive offices of the Corporation, which notice shall set forth information corresponding to the requirements of clauses (i) and (ii)(A) through (E) and (H) of the first sentence of Section 1.11(c); (iii) include in the notice being provided pursuant to clause (i) or (ii) of this sentence a representation by that Stockholder that it is a holder of record of capital stock of the Corporation entitled to vote on the matter or matters described in such notice, and will continue to be a holder of record of capital stock of the Corporation so entitled to vote until the solicitation with respect to such written consent is complete; and (iv) together with such notice, request that the Board fix a record date for determining Stockholders entitled to consent to such Stockholder action in writing without a meeting. If the Board determines that such notice(s) and request are in proper form, the Board shall promptly, but in no event later than the 10th day after the date on which such notice(s) and request are received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board, in accordance with Section 1.8. If such notice(s) and request are in proper form but no record date is fixed by the Board within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law.
(c)    In connection with an action or actions proposed to be taken by written consent in accordance with this Section 1.13, each Stockholder seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 1.13 shall be true and correct as of the record date for determining the Stockholders eligible to take such action and as of the date that is five business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the Stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five business days prior to the commencement of the consent solicitation).
(d)    Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the Stockholders by written consent except in accordance with this Section 1.13. If the Board shall determine that any request to fix a record date or to take Stockholder action by written consent was not properly made in accordance with this Section 1.13, or the Stockholder or Stockholders seeking to take such action do not otherwise comply with this Section 1.13, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 1.13 with respect to Stockholders seeking to take an action by written consent, each Person seeking to effect an action by written consent of the Stockholders shall comply with all requirements of applicable law, including all applicable requirements of the Exchange Act, with respect to such action.
(e)    The Corporation will give prompt notice of the taking pursuant to this Section 1.13 of any action without a meeting by less than unanimous written consent to those Stockholders who have not consented to that action in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for that meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as this Section 1.13 provides.
Section 1.14    Conduct of Meetings. To the extent not in conflict with the provisions of applicable law relating thereto, the Certificate of Incorporation or these Bylaws, the Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of Stockholders and holders of proxies for Stockholders not physically present at a meeting. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of Stockholders will have the right and authority to adjourn or recess the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures, by whomever so adopted, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other Persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vi) restrictions on the use of audio or video recording devices at the meeting. Except to the extent the Board or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1    Number; Board Classification; Term; Eligibility for Election; Vacancies. The number of Directors of the Corporation (exclusive of any Directors to be elected by the holders of any one or more series of the Corporation’s preferred stock voting separately as a class or classes, as the Certificate of Incorporation may provide for) shall not be less than three nor more than 12, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board. In accordance with the provisions of the Certificate of Incorporation, the Board (exclusive of any Directors to be elected by the holders of any one or more series of the Corporation’s preferred stock voting separately as a class or classes, as the Certificate of Incorporation may provide for) shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director will hold office for a term ending on the date of the third annual meeting following the annual meeting at which that Director was elected and, the foregoing notwithstanding, will serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Only persons who are nominated in accordance with the procedures set forth in Section 1.10, will be eligible for election as Directors. Any vacancies in the Board may be filled in such manner as the Certificate of Incorporation provides.

Section 2.2    Regular Meetings. The Board will hold its regular meetings at such places, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.7, the Chairman or a majority of the Board may change the place, date or time of any regular meeting of the Board.
Section 2.3    Special Meetings. The Board will hold a special meeting at any place or time whenever the Chairman or a majority of the Board by resolution calls that meeting by notice pursuant to Section 2.7.
Section 2.4    Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 2.4 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.
Section 2.5    Organization. The Chairman will chair and preside over meetings of the Board at which the Chairman is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman and presiding officer over that meeting. The Secretary will act as secretary of meetings of the Board, but in the Secretary’s absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.
Section 2.6    Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.
Section 2.7    Notice of Meetings. To call a special meeting of the Board, the Chairman or a majority of the Board must give a timely notice in writing or by electronic transmission to each Director of the time and place of, and the general nature of the business the Board will transact at, all special meetings of the Board. To change the time or place of any regular meeting of the Board, the Chairman or a majority of the Board must give a timely notice in writing or by electronic transmission to each Director of that change. To be timely, any notice this Section 2.7 requires must be delivered to each Director personally or by mail, telecopier or other communications equipment at least two days before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice in writing or by electronic transmission (whether after that meeting or otherwise) or is present at that meeting.
Section 2.8    Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director’s presence in person at that meeting unless that Director expressly limits that participation to objecting to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.
Section 2.9    Action by Written Consent of the Directors. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board the Secretary maintains.
Section 2.10    Director Compensation. The Directors shall be paid their expenses, if any, of attendance at each meeting of the Board and or any Board Committee, and nonmanagement Directors shall be paid such sums, retainers and fees for attending and performing services in connection with meetings of the Board or any Board Committee as the Board may fix from time to time by resolution. No such payment will preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor. Nonmanagement Directors who are members of special or standing Board Committees will be allowed compensation for attending meetings of those Board Committees in such amounts as the Board may fix from time to time by resolution.
Section 2.11    Confidentiality. Each Director, during and after his or her service as a Director, shall hold all Confidential Information in the strictest confidence and shall not disclose any Confidential Information to any Person other than other members of the Board and officers, employees, attorneys, accountants, advisors, agents, consultants or other representatives of the Corporation (collectively, “Corporation Representatives”) who need to know such Confidential Information in connection with the performance of their duties to the Corporation, in each case except with the prior authorization of the Board or as may be required by applicable law. In addition, each Director shall take reasonable measures to prevent unauthorized access to Confidential Information through any act or omission by such Director. For purposes of this Section 2.11, “Confidential Information” shall mean all nonpublic information (whether or not material to the Corporation) provided to or obtained by a Director from the Corporation or any Corporation Representatives by reason of his or her position as a Director.
ARTICLE III
BOARD COMMITTEES
Section 3.1    Board Committees. (a) The Board, by resolution a majority of the Whole Board adopts, may designate one or more Board Committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board Committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in any place of any member of that committee who is absent from or disqualified to vote at that meeting.

(b)    The Board by resolution may change the membership of any Board Committee at any time and fill vacancies on any of those committees. A majority of the members of any Board Committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board Committee. The election or appointment of any Director to a Board Committee will not create any contract rights of that Director, and the Board’s removal of any member of any Board Committee will not prejudice any contract rights that member otherwise may have.
(c)    Pursuant to Section 3.1(a), the Board may designate an executive committee (the “Executive Committee”) to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including the powers to (i) declare dividends and (ii) authorize the issuance by the Corporation of any class or series of its capital stock. The Executive Committee will include the Chairman among its members.
(d)    Each other Board Committee the Board may designate pursuant to Section 3.1(a) will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee, or the Board-approved charter for that Committee, so provides.
Section 3.2    Board Committee Rules; Minutes. Unless the Board otherwise pro- vides, each Board Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board Committee will conduct its business in the same manner as the Board conducts its business pursuant to Article II. Each committee shall keep regular minutes of its meetings and shall report the same to the Board as a whole.
ARTICLE IV
OFFICERS
Section 4.1    Designation. The officers of the Corporation will consist of a chief executive officer (the “CEO”), president, chief financial officer, chief operating officer, chief accounting officer, secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board or the CEO may elect or appoint from time to time. Any person may hold any number of offices of the Corporation.
Section 4.2    CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints; and (iv) sign and execute, under the seal of the Corporation, all contracts, instruments, mortgages and other documents (collectively, “documents”) of the Corporation which require that seal, except as applicable law otherwise requires or permits any document to be signed and executed and except as these Bylaws, the Board or the CEO authorize other officers of the Corporation to sign and execute documents. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his or her office or these Bylaws or the Board by resolution assigns to the CEO from time to time.
Section 4.3    Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Section 4.4    Term of Office, etc. Each officer will hold office until the first meeting of the Board after the annual meeting of Stockholders next succeeding such officer’s election, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of his or her election or appointment as an officer of the Corporation beyond the date of his or her service as such, except as a written employment or other contract otherwise may provide. The Board may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. The Board by resolution may fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise for the unexpired portion of the term of that office at any time.
ARTICLE V
CAPITAL STOCK
Section 5.1    Certificates. Shares of capital stock of the Corporation will be evidenced by certificates in such form or forms as the Board by resolution may approve from time to time or, if and to the extent the Board so authorizes by resolution, may be uncertificated. The Chairman, the president or any vice president of the Corporation and the Secretary or any assistant secretary of the Corporation may sign certificates evidencing certificated shares. Any of or all the signatures and the Corporation’s seal on each such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the Corporation issues that certificate, the Corporation may issue that certificate with the same effect as if such Person were such officer, transfer agent or registrar at the date of that issue.
Section 5.2    Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of such one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares of the Corporation’s capital stock will be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives on surrender and cancellation of certificates for a like number of shares; provided, however, that uncertificated shares of capital stock of the Corporation shall be transferred on the books of the Corporation only upon instructions properly executed by the holders thereof or by their duly authorized attorneys or legal representatives.

Section 5.3    Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.
Section 5.4    Regulations Regarding Shares. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of shares of capital stock of the Corporation.
Section 5.5    Lost or Destroyed Certificates. The Board may determine the conditions on which a new certificate of stock may be issued in place of a certificate alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of the allegedly lost, stolen or destroyed certificate or such Person’s representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one allegedly so lost, stolen or destroyed.
ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnification. (a) If and whenever:
(i)    any Indemnitee was or is, or is threatened to be made, a party to any Proceeding by reason of:
(A)    the fact that that Indemnitee (1) serves or served as a Director or officer of the Corporation or (2) while serving as a Director or officer of the Corporation, serves or served in another Functionary capacity for the Corporation or, at the request of the Corporation, as a Functionary of a Related Enterprise; or
(B)    the actual or alleged service or conduct of that Indemnitee in that Indemnitee’s capacity as a Functionary as described in the immediate preceding clause (A), including any act actually or allegedly done or not done by that Indemnitee;
and
(ii)    that Indemnitee (A) engaged in the service or conduct at issue in that Proceeding in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, (B) in the event that Proceeding was or is a criminal action or proceeding involving that Indemnitee’s conduct, had no reasonable cause to believe that that conduct was unlawful;
then the Corporation will, or will cause another Corporation Entity to, indemnify that Indemnitee against, and hold that Indemnitee harmless from and in respect of:

(i)    in the case of each Claim in that Proceeding, other than a Corporation Claim, all liabilities and losses, including the amounts of all judgments, penalties and fines, including excise taxes, and amounts paid in settlement, that Indemnitee has suffered or will suffer, and all Expenses that Indemnitee reasonably has incurred or will incur, as a result of or in connection with that Claim; and
(ii)    in the case of each Corporation Claim in that Proceeding, all Expenses that Indemnitee reasonably has incurred or will incur as a result of or in connection with that Corporation Claim; provided, however, that the Corporation will not have any obligation under this clause (ii) to, or to cause another Corporation Entity to, indemnify that Indemnitee against, or hold that Indemnitee harmless from or in respect of, any Corporation Claim as to which that Indemnitee was or is adjudged to be liable to the Corporation or any Related Enterprise unless, and only to the extent that, the Court of Chancery or the court in which that Corporation Claim was or is brought determines on application that, despite the adjudication of liability, but in view of all the circumstances of the case, that Indemnitee is fairly and reasonably entitled to indemnity for such of those Expenses as the Court of Chancery or that other court shall deem proper.
(b)    If and whenever any Indemnitee was or is, or is threatened to be made, a party to any Proceeding of any type to which Section 6.1(a) refers has been successful, on the merits or otherwise, in defense of that Proceeding, or in defense of any Claim therein, the Corporation will, or will cause another Corporation Entity to, indemnify that Indemnitee against, and hold that Indemnitee harmless from and in respect of, all Expenses that Indemnitee reasonably has incurred in connection therewith. For purposes of this Section 6.1(b), the termination of any Claim in any Proceeding by dismissal, with or without prejudice, will be deemed a successful result as to that Claim.
Section 6.2    Advancement of Expenses. (a) If and whenever any Indemnitee is, or is threatened to be made, a party to any Proceeding that may give rise to a right of that Indemnitee to indemnification under Section 6.1(a), the Corporation will advance all Expenses reasonably incurred by or on behalf of that Indemnitee in connection with that Proceeding within 10 days after the Corporation receives a statement or statements from that Indemnitee requesting the advance or advances from time to time, whether prior to or after final disposition of that Proceeding. Each such statement must reasonably evidence the Expenses incurred by or on behalf of that Indemnitee and include or be preceded or accompanied by an undertaking by or on behalf of that Indemnitee to repay any Expenses advanced if it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Corporation under Section 6.1(a) against those Expenses. The Corporation will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment. If the Corporation advances Expenses in connection with any Claim as to which an Indemnitee has requested or may request indemnification under Section 6.1(a) and a determination is made under Section 6.4 that the Indemnitee is not entitled to that indemnification, the Indemnitee will not be required to reimburse the Corporation for those advances until the 180th day following the date of that determination; provided, however, that, if the Indemnitee timely commences and thereafter prosecutes in good faith a judicial proceeding or arbitration under Section 6.6 or otherwise to obtain that indemnification, the Indemnitee will not be required to reimburse the Corporation for those Expenses until a determination in that proceeding or arbitration that the Indemnitee is not entitled to that indemnification has become final and nonappealable.
(b)    The Corporation may advance Expenses under Section 6.2(a) to an Indemnitee or, at the Corporation’s option, directly to the Person to which those Expenses are owed, and any Indemnitee’s request for an advance under Section 6.2(a) will constitute that Indemnitee’s consent to any such direct payment, to Indemnitee’s legal counsel or any other Person.
Section 6.3    Notification and Defense of Claims. (a) If any Indemnitee receives notice, otherwise than from the Corporation, that the Indemnitee is or will be made, or is threatened to be made, a party to any Proceeding in respect of which the Indemnitee intends to seek indemnification under this Article VI, the Indemnitee must promptly notify the Corporation in writing of the nature and, to the Indemnitee’s knowledge, status of that Proceeding. If this Section 6.3(a) requires any Indemnitee to give such a notice, but that Indemnitee fails to do so, that failure will not relieve the Corporation from, or otherwise affect the obligations the Corporation may have to indemnify that Indemnitee under this Article VI, unless the Corporation can establish that the failure has resulted in actual prejudice to the Corporation.
(b)    Except as this Section 6.3(b) otherwise provides below, in the case of any Proceeding in respect of which any Indemnitee seeks indemnification under this Article VI:
(i)    the Corporation and any Related Enterprise that also may be obligated to indemnify that Indemnitee in respect of that Proceeding will be entitled to participate at its own expense in that Proceeding;
(ii)    the Corporation or that Related Enterprise, or either of them, will be entitled to assume the defense of all Claims, other than (A) Corporation Claims, if any, and (B) other Claims, if any, as to which that Indemnitee shall reasonably reach the conclusion clause (iii) of the next sentence describes, in that Proceeding against that Indemnitee by prompt written notice of that election to that Indemnitee; and
(iii)    if clause (ii) above entitles the Corporation or that Related Enterprise to assume the defense of any of those Claims and it delivers to that Indemnitee notice of that assumption under clause (ii), the Corporation will not be liable to that Indemnitee under this Article VI for any fees or expenses of legal counsel for that Indemnitee which that Indemnitee incurs after that Indemnitee receives that notice.
That Indemnitee will have the right to employ that Indemnitee’s own legal counsel in that Proceeding, but, as clause (iii) of the preceding sentence provides, will bear the fees and expenses of that counsel unless:
(i)    the Corporation has authorized that Indemnitee in writing to retain that counsel;
(ii)    the Corporation shall not within a reasonable period of time actually have employed counsel to assume the defense of those Claims; or

(iii)    that Indemnitee shall have (A) reasonably concluded that a conflict of interest may exist between that Indemnitee and the Corporation as to the defense of one or more of those Claims and (B) communicated that conclusion to the Corporation in writing.
(c)    The Corporation will not be obligated hereunder to, or to cause another Corporation Entity to, indemnify any Indemnitee against or hold that Indemnitee harmless from and in respect of any amounts paid, or agreed to be paid, by that Indemnitee in settlement of any Claim against that Indemnitee which that Indemnitee effects without the Corporation’s prior written consent. The Corporation will not settle any Claim against any Indemnitee in any manner that would impose any penalty or limitation on that Indemnitee without that Indemnitee’s prior written consent. Neither the Corporation nor any Indemnitee will unreasonably delay or withhold consent to any such settlement the other party proposes to effect.
Section 6.4    Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Article VI, any Indemnitee must submit to the Corporation a written request therefor which specifies the Section or Sections under which that Indemnitee is seeking indemnification and which includes, or is accompanied by, such documentation and information as is reasonably available to that Indemnitee and is reasonably necessary to determine whether and to what extent that Indemnitee is entitled to that indemnification. Any Indemnitee may request indemnification under this Article VI at any time and from time to time as that Indemnitee deems appropriate in that Indemnitee’s sole discretion. In the case of any request by any Indemnitee for indemnification under Section 6.1(a) as to any Claim which is pending or threatened at the time that Indemnitee delivers that request to the Corporation and would not be resolved with finality, whether by judgment, order, settlement or otherwise, on payment of the indemnification requested, the Corporation may defer the determination under Section 6.4(c) of that Indemnitee’s entitlement to that indemnification to a date that is no later than 45 days after the effective date of that final resolution if the Board concludes in good faith that an earlier determination would be materially prejudicial to the Corporation or a Related Enterprise.
(b)    On written request by any Indemnitee under Section 6.4(a) for indemnification under Section 6.1(a), the determination of that Indemnitee’s entitlement to that indemnification will be made:
(i)    if that Indemnitee will be a Director or officer of the Corporation at the time that determination is made, under Section 6.4(c) in each case; or
(ii)    if that Indemnitee will not be a Director or officer of the Corporation at the time that determination is made, under Section 6.4(c) in any case, if so requested in writing by that Indemnitee or so directed by the Board, or, in the absence of that request and direction, as the Board shall duly authorize or direct.
(c)    Each determination of any Indemnitee’s entitlement to indemnification under Section 6.1(a) to which this Section 6.4(c) applies will be made as follows:

(i)    by a majority vote of the Disinterested Directors, even though less than a quorum; or
(ii)    by a committee of Disinterested Directors a majority vote of the Disinterested Directors may designate, even though less than a quorum; or
(iii)    if (A) there are no Disinterested Directors or (B) a majority vote of the Disinterested Directors so directs, by an Independent Counsel in a written opinion to the Board, a copy of which the Corporation will deliver to that Indemnitee;
provided, however, that if that Indemnitee has so requested in that Indemnitee’s request for indemnification, an Independent Counsel will make that determination in a written opinion to the Board, a copy of which the Corporation will deliver to Indemnitee.
(d)    If it is determined that any Indemnitee is entitled to indemnification under Section 6.1(a), the Corporation will, or will cause another Corporation Entity to, subject to the provisions of Section 6.4(f):
(i)    within 10 days after that determination pay to that Indemnitee all amounts (A) theretofore incurred by or on behalf of that Indemnitee in respect of which that Indemnitee is entitled to that indemnification by reason of that determination and (B) requested from the Corporation in writing by that Indemnitee; and
(ii)    thereafter on written request by that Indemnitee, pay to that Indemnitee within 10 days after that request such additional amounts theretofore incurred by or on behalf of that Indemnitee in respect of which that Indemnitee is entitled to that indemnification by reason of that determination.
Each Indemnitee must cooperate with the Person or Persons making the determination under Section 6.4(c) with respect to that Indemnitee’s entitlement to indemnification under Section 6.1(a), including providing to such Person or Persons, on reasonable advance request, any documentation or information that is:
(i)    not privileged or otherwise protected from disclosure;
(ii)    reasonably available to that Indemnitee; and
(iii)    reasonably necessary to that determination.
(e)    If an Independent Counsel is to make a determination under Section 6.4(c) of entitlement of any Indemnitee to indemnification under Section 6.1(a), the Board will select the Independent Counsel and give written notice to that Indemnitee which names the person or firm it has selected, whereupon that Indemnitee may, within 10 days after that Indemnitee’s receipt of that notice, deliver to the Secretary a written objection to the selection; provided, however, that any such objection may be asserted only on the ground that the person or firm selected is not an “Independent Counsel” as Section 6.11 defines that term, and the objection must set forth with particularity the factual basis for that assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel under Section 6.4(c). If any such written objection is so made and substantiated, the person or firm so selected may not serve as Independent Counsel unless and until the objection is withdrawn or a court of competent jurisdiction has determined that the objection is without merit.
If the person or firm that will act as Independent Counsel has not been determined within 30 days after any Indemnitee’s submission of the related request for indemnification, either the Corporation or that Indemnitee may petition the Court of Chancery for resolution of any objection that has been made by that Indemnitee to the Board’s selection of Independent Counsel or for the appointment as Independent Counsel of a person or firm selected by the Court of Chancery or by such other person or firm as the Court of Chancery designates, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel under Section 6.4(c).
The Corporation will pay any and all reasonable fees and expenses the Independent Counsel incurs in connection with acting under Section 6.4(c), and the Corporation will pay all reasonable fees and expenses incident to the procedures this Section 6.4(e) sets forth, regardless of the manner in which the Independent Counsel is selected or appointed.
If any Indemnitee becomes entitled to, and does, initiate any judicial proceeding or arbitration under Section 6.6, the Corporation will terminate its engagement of the person or firm acting as Independent Counsel, whereupon that person or firm will be, subject to the applicable standards of professional conduct then prevailing, relieved of any further responsibility in the capacity of Independent Counsel.
(f)    The amount of any indemnification against Expenses to which any Indemnitee becomes entitled under any provision of this Article VI, including Section 6.1(a), will be determined subject to the provisions of this Section 6.4(f). Each Indemnitee will have the burden of showing that that Indemnitee actually has incurred the Expenses for which that Indemnitee requests indemnification. If the Corporation or a Corporation Entity has made any advance in respect of any Expense incurred by any Indemnitee without objecting in writing to that Indemnitee at the time of the advance to the reasonableness thereof, the incurrence of that Expense by that Indemnitee will be deemed for all purposes hereof to have been reasonable. In the case of any Expense as to which such an objection has been made, or any Expense for which no advance has been made, the incurrence of that Expense will be presumed to have been reasonable, and the Corporation will have the burden of proof to overcome that presumption.
Section 6.5    Presumptions and Effect of Certain Proceedings.
(a)    In making a determination under Section 6.4(c) with respect to entitlement of any Indemnitee to indemnification under Section 6.1(a), the Person or Persons making that determination must presume that that Indemnitee is entitled to that indemnification if that Indemnitee has submitted a request for indemnification in accordance with Section 6.4(a), and the Corporation will have the burden of proof to overcome that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption.

(b)    The termination of any Proceeding or of any Claim therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not, except as this Article VI otherwise expressly provides, of itself adversely affect the right of any Indemnitee to indemnification under this Article VI or, in the case of any determination under Section 6.4(c) of any Indemnitee’s entitlement to indemnification under Section 6.1(a), create a presumption that that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that that Indemnitee’s conduct was unlawful.
(c)    Any service of any Indemnitee as a Functionary of the Corporation or any Related Enterprise which imposes duties on, or involves services by, that Indemnitee with respect to any Related Enterprise that is an employee benefit or welfare plan or related trust, if any, or that plan’s participants or that trust’s beneficiaries, will be deemed for all purposes hereof as service at the request of the Corporation, and any action that Indemnitee takes or omits to take in connection with any such plan or trust will, if taken or omitted in good faith by that Indemnitee and in a manner that Indemnitee reasonably believed to be in the interest of the participants in or beneficiaries of that plan or trust, be deemed to have been taken or omitted in a manner “not opposed to the best interests of the Corporation” for all purposes of this Article VI.
(d)    For purposes of any determination under this Article VI as to whether any Indemnitee has performed services or engaged in conduct on behalf of any Enterprise in good faith, that Indemnitee will be deemed to have acted in good faith if that Indemnitee acted in reliance on the records of the Enterprise or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to that Indemnitee by:
(i)    one or more of the officers or employees of the Enterprise;
(ii)    appraisers, engineers, investment bankers, legal counsel or other Persons as to matters that Indemnitee reasonably believed were within the professional or expert competence of those Persons; and
(iii)    any committee of the board of directors or equivalent managing body of the Enterprise of which that Indemnitee is or was, at the relevant time, not a member;
provided, however, that, if that Indemnitee has actual knowledge as to any matter that makes any such reliance unwarranted as to that matter, this Section 6.5(d) will not entitle that Indemnitee to any presumption that that Indemnitee acted in good faith respecting that matter.
(e)    For purposes of any determination under this Article VI as to whether any Indemnitee is entitled to indemnification under Section 6.1(a), neither the knowledge nor the conduct of any other Functionary of the Corporation or any Related Enterprise shall be imputed to that Indemnitee.
(f)    Any Indemnitee will be deemed a party to a Proceeding for all purposes of this Article VI if that Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether that Indemnitee ever is served with process or makes an appearance in that Proceeding.
(g)    If any Indemnitee serves or served as a Functionary of a Related Enterprise, that service will be deemed to be “at the request of the Corporation” for all purposes of this Article VI notwithstanding that the request is not evidenced by a writing or shown to have been made orally. In the event the Corporation were to extend the rights of indemnification and advancement of Expenses under this Article VI to any Indemnitee’s serving at the request of the Corporation as a Functionary of any Enterprise other than the Corporation or a Related Enterprise, that Indemnitee must show that the request was made by the Board or at its authorization.
Section 6.6    Remedies of Indemnitee in Certain Cases. (a) If any Indemnitee makes a written request in compliance with Section 6.4(a) for indemnification under Section 6.1(a) and either:
(i)    no determination as to the entitlement of that Indemnitee to that indemnification is made before the last to occur of (A) the close of business on the date, if any, the Corporation has specified under Section 6.4(a) as the outside date for that determination or (B) the elapse of the 45-day period beginning the day after the date the Corporation receives that request; or
(ii)    a determination is made under Section 6.4(c) that that Indemnitee is not entitled to that indemnification in whole or in any part in respect of any Claim to which that request related, that Indemnitee will be entitled to an adjudication from the Court of Chancery of that Indemnitee’s entitlement to that indemnification. Alternatively, that Indemnitee, at that Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the case of any determination under Section 6.4(c) that is adverse to an Indemnitee, that Indemnitee must commence any such judicial proceeding or arbitration within 180 days following the date on which that Indemnitee first has the right to commence that proceeding under this Section 6.6(a) or that Indemnitee will be bound by that determination for all purposes of this Article VI.
(b)    If a determination has been made under Section 6.4(c) that an Indemnitee is not entitled to indemnification under Section 6.1(a), any judicial proceeding or arbitration commenced by that Indemnitee under this Section 6.6 will be conducted in all respects as a de novo trial or arbitration on the merits, and that Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced under this Section 6.6, the Corporation will have the burden of proving that the Indemnitee is not entitled to indemnification hereunder, and the Corporation may not, for any purpose, refer to or introduce into evidence any determination under Section 6.4(c) which is adverse to the Indemnitee.
(c)    If a determination has been made under Section 6.4 that any Indemnitee is entitled to indemnification under Section 6.1(a), the Corporation will be bound by that determination in any judicial proceeding or arbitration that Indemnitee thereafter commences under this Section 6.6 or otherwise, absent:

(i)    a misstatement by that Indemnitee of a material fact, or an omission by that Indemnitee of a material fact necessary to make that Indemnitee’s statements not materially misleading, in connection with that Indemnitee’s request for indemnification; or
(ii)    a prohibition of that indemnification under applicable law.
(d)    If any Indemnitee, under this Section 6.6 or otherwise, seeks a judicial adjudication of or an award in arbitration to enforce that Indemnitee’s rights under this Article VI, that Indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, any and all expenses, of the types the definition of Expenses in Section 6.11 describes, reasonably incurred by or on behalf of that Indemnitee in that judicial adjudication or arbitration, but only if that Indemnitee prevails therein. If it is determined in that judicial adjudication or arbitration that that Indemnitee is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, the expenses incurred by that Indemnitee in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Article VI entitles that Indemnitee to indemnification and those that Indemnitee must bear.
(e)    In any judicial proceeding or arbitration under this Section 6.6, the Corporation:
(i)    will not, and will not permit any other Person acting on its behalf to, assert that the procedures or presumptions this Article VI establishes are not valid, binding and enforceable; and
(ii)    will stipulate that it is bound by all the provisions of this Article VI.
Section 6.7    Non-exclusivity; Survival of Rights; Insurance; Subrogation. (a) The rights to indemnification and advancement of Expenses and the remedies this Article VI provides are not and will not be deemed exclusive of any other rights or remedies to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of Stockholders or Disinterested Directors, or otherwise, but each such right or remedy under this Article VI will be cumulative with all such other rights and remedies. No amendment, modification or repeal of this Article VI or any provision hereof will limit or restrict any right of any Indemnitee under this Article VI in respect of any action that Indemnitee has taken or omitted in that Indemnitee’s capacity as a Functionary of the Corporation or any Related Enterprise prior to that amendment, modification or repeal. This Article VI will not limit or restrict the power or right of the Corporation, to the extent and in the manner applicable law permits, to indemnify and advance expenses to Persons other than Indemnitees when and as authorized by the Board or by other appropriate corporate action.
(b)    If the Corporation maintains an insurance policy or policies providing liability insurance for Directors or officers of the Corporation , each Indemnitee will be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Director or officer under the policy or policies. If the Corporation receives written notice from any source of a pending Proceeding to which any Indemnitee is a party and in respect of which that Indemnitee might be entitled to indemnification under Section 6.1(a) and the Corporation then maintains any such policy of which that Indemnitee is a beneficiary, the Corporation will:
(i)    promptly give notice of that Proceeding to the relevant insurers in accordance with the applicable policy procedures; and
(ii)    thereafter take all action necessary to cause those insurers to pay, on behalf of that Indemnitee, all amounts payable in accordance with the applicable policy terms as a result of that Proceeding;
provided, however, that the Corporation need not comply with the provisions of this sentence if its failure to do so would not actually be prejudicial to that Indemnitee in any material respect.
(c)    The Corporation will not be liable under this Article VI to make or cause to be made any payment of amounts otherwise indemnifiable under this Article VI, or to make or cause to be made any advance this Article VI otherwise requires it to make or cause to be made, to or for the account of any Indemnitee, if and to the extent that the Indemnitee has otherwise actually received or had applied for the Indemnitee’s benefit that payment or advance or otherwise obtained the entire benefit therefrom under any insurance policy, any other contract or agreement or otherwise.
(d)    If the Corporation makes or causes to be made any payment under this Article VI to or for the account of any Indemnitee, it will be subrogated to the extent of that payment to all the rights of recovery of that Indemnitee, who must execute all papers required and take all action necessary to secure those rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce those rights.
(e)    The Corporation’s obligation to make or cause to be made any payment or advance under this Article VI to or for the account of any Indemnitee with respect to that Indemnitee’s service at the request of the Corporation as a Functionary of any Related Enterprise will be reduced by any amount that Indemnitee has actually received as indemnification or advancement of expenses from that Related Enterprise.
Section 6.8    Benefit of this Article VI. The provisions of this Article VI will inure to the benefit of each Indemnitee and that Indemnitee’s spouse, if that Indemnitee resides in Texas or another community property state, heirs, executors and administrators.
Section 6.9    Severability. If any provision or provisions of this Article VI is or are invalid, illegal or unenforceable for any reason whatsoever:
(i)    the validity, legality and enforceability of the remaining provisions of this Article VI, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will not in any way be affected or impaired thereby;

(ii)    such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the Corporation as expressed in this Article VI; and
(iii)    to the fullest extent possible, the provisions of this Article VI, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will be construed so as to give effect to the intent manifested thereby.
Section 6.10    Exceptions to Right of Indemnification or Advancement of Expenses. No provision in this Article VI will obligate the Corporation to pay or cause to be paid any indemnity to or for the account of any Indemnitee in connection with or as a result of:
(i)    any Claim made against that Indemnitee for an accounting of profits, under Section 16(b) of the Exchange Act or similar provision of state statutory or common law, from the purchase and sale, or sale and purchase, by that Indemnitee of securities of the Corporation or any Related Enterprise; or
(ii)    except for any Claim initiated by that Indemnitee, whether as a cause of action or as a defense to a cause of action under Section 6.6 or otherwise, to enforce or establish, by declaratory judgment or otherwise, that Indemnitee’s rights or remedies under this Article VI, any Claim initiated by that Indemnitee without the prior authorization of the Board against the Corporation or any Related Enterprise or any of their respective present or former Functionaries.
Section 6.11    Definitions. (a) For purposes of this Article VI:
“Affiliate” has the meaning Exchange Act Rule 12b-2 specifies.
“Claim” means any claim for damages or a declaratory, equitable or other substantive remedy, or any other issue or matter, in any Proceeding.
“Corporation Claim” means, in the case of any Indemnitee, any Claim brought by or in the right of the Corporation or a Related Enterprise against that Indemnitee.
“Corporation Entity” means any Related Enterprise, other than an employee benefit or welfare plan or its related trust, if any.
“Court of Chancery” means the Court of Chancery of the State of Delaware.
“Disinterested Director” means a Director who is not and was not a party to the Proceeding, or any Claim therein, in respect of which indemnification is sought by any Indemnitee under this Article VI.
“Enterprise” means any business trust, corporation, joint venture, limited liability company, partnership or other Entity or enterprise, including any operational division of any Entity, or any employee benefit or welfare plan or related trust.

“Expenses” include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Should any payments by the Corporation to or for the account of any Indemnitee under this Article VI be determined to be subject to any federal, state or local income or excise tax, “Expenses” also will include such amounts as are necessary to place that Indemnitee in the same after-tax position, after giving effect to all applicable taxes, that Indemnitee would have been in had no such tax been determined to apply to those payments.
“Functionary” of any Enterprise means any director, officer, manager, administrator, employee, agent, representative or other functionary of that Enterprise, including, in the case of any employee benefit or welfare plan, any member of any committee administering that plan or any individual to whom the duties of that committee are delegated.
“Indemnitee” means at any time:
(i)    any person serving as a Director or as an officer of the Corporation at that time; and
(ii)    any person who served as a Director or as an officer of the Corporation at any time within 10 years prior to that time.
“Independent Counsel” means, in the case of any determination under Section 6.4(c) of the entitlement of any Indemnitee to indemnification under Section 6.1(a), a law firm, or a member of a law firm, that or who is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:
(i)    the Corporation or any of its Affiliates or that Indemnitee in any matter material to any such Person; or
(ii)    any other party to the Proceeding giving rise to a claim of that Indemnitee for that indemnification;
notwithstanding the foregoing, the term “Independent Counsel” does not include at any time any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or a Related Enterprise or that Indemnitee in an action to determine that Indemnitee’s rights under these Bylaws.
“Proceeding” includes:
(i)    any threatened, pending or completed action, suit, arbitration, alternate dispute resolution procedure, investigation, inquiry or other threatened,

actual or completed proceeding, whether of a civil, criminal, administrative, investigative or private nature and irrespective of the initiator thereof; and
(ii)    any appeal in any such proceeding.
“Related Enterprise” means at any time any Enterprise:
(i)    50% or more of the outstanding capital stock or other ownership interests of which, or the assets of which, the Corporation owns or controls, or previously owned or controlled, directly or indirectly, at that time;
(ii)    50% or more of the outstanding voting power of the outstanding capital stock or other ownership interests of which the Corporation owns or controls, or previously owned or controlled, directly or indirectly, at that time;
(iii)    that is, or previously was, an Affiliate of the Corporation which the Corporation controls, or previously controlled, by ownership, contract or otherwise and whether alone or together with another Person, directly or indirectly, at that time; or
(iv)    if that Enterprise is an employee benefit or welfare plan or related trust, whose participants or beneficiaries are present or former employees of the Corporation or any other Related Enterprise.
Section 6.12    Contribution. If it is established, under Section 6.4(c) or otherwise, that any Indemnitee has the right to be indemnified under Section 6.1(a) in respect of any Claim, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the Corporation, in lieu of indemnifying or causing the indemnification of that Indemnitee under Section 6.1(a), will contribute or cause to be contributed to the amount that Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Claim, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Claim in order to reflect:
(i)    the relative benefits that Indemnitee and the Corporation have received as a result of the event(s) or transaction(s) giving rise to that Claim; or
(ii)    the relative fault of that Indemnitee and of the Corporation and its other Functionaries in connection with those event(s) or transaction(s).
Section 6.13    Submission to Jurisdiction. Each Indemnitee, by seeking any indemnification or advance of Expenses under this Article VI, will be deemed, except with respect to any arbitration that Indemnitee commences under Section 6.6 or as Section 6.1(a) expressly contemplates otherwise:

(i)    to have agreed that any action or proceeding arising out of or in connection with this Article VI must be brought only in the Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country;
(ii)    to have consented to submit to the exclusive jurisdiction of the Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Article VI;
(iii)    to have waived any objection to the laying of venue of any such action or proceeding in the Court of Chancery; and
(iv)    to have waived, and to have agreed not to plead or to make, any claim that any such action or proceeding brought in the Court of Chancery has been brought in an improper or otherwise inconvenient forum.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Offices. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may have such other offices within and without the State of Delaware as have heretofore been established or may hereafter be established by or with the authority of the Board. The Corporation’s administrative office shall be located at 11911 FM 529, Houston, Texas.
Section 7.2    Fiscal Year. The fiscal year of the Corporation shall end on December 31.
Section 7.3    Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time. The seal may be used by an officer of the Corporation causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied to any acknowledgments, agreements, applications, affidavits, certificates, contracts, instruments, statements or other documents executed for or on behalf of the Corporation.
Section 7.4    Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its Directors or officers are directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board Committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i) the material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the Board or the Board Committee, and the Board or Board Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the relationship of the Director or officer or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board Committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.
Section 7.5    Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.
Section 7.6    Bylaw Amendments. The Board has the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of Stockholders entitled to vote with respect thereto to amend or repeal those Bylaws as adopted or amended by the Board. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least 66.7% of the combined voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of that special meeting, or by the Board as specified in the preceding sentence.
Section 7.7    Notices; Waiver of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board Committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by facsimile or electronic transmission or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the Person entitled thereto at that Person’s address as it appears in the records of the Corporation, and that notice will be deemed to have been given on the day of such transmission or mailing, as the case may be.
Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by or by electronic transmission from the Person or Persons entitled to that notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a Person at a meeting will constitute a waiver of notice of that meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board Committee need be specified in any waiver of notice in writing or by electronic transmission unless the Certificate of Incorporation or these Bylaws so require.
Section 7.8    Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation must be made in writing or by electronic transmission and will take effect at the time specified in that writing or electronic transmission, or, if that resignation does not specify any time, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.
Section 7.9    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures these Bylaws elsewhere specifically authorize, facsimile signatures of any officer or officers of the Corporation may be used as and whenever the Board by resolution so authorizes.
Section 7.10    Reliance on Books, Reports and Records. Each Director and each member of any Board Committee designated by the Board will, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.
Section 7.11    Certain Definitional Provisions. (a) As used in these Bylaws, the words “herein,” “hereof” and “hereunder” and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words “Article” and “Section” refer to Articles and Sections of these Bylaws unless otherwise specified.
(b)    As used in these Bylaws, the word “Person” means any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture or any other Entity of any kind having a separate legal status or any estate, trust, union or employee organization or governmental authority.
(c)    Whenever the context so requires, words (including defined terms) in the singular include the plural and vice versa, and a reference to one gender includes the other gender and the neuter.
(d)    Unless the context otherwise indicates or requires, the word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.
(e)    Regardless of whether specified in these Bylaws, all references herein to any law, rule or regulation defined or referred to herein, including the Code, the DGCL and the Exchange Act, are references to that law, rule or regulation or any successor law, rule or regulation, as the same may have been or may in the future be amended or supplemented from time to time, and, in the case of any such law, any rules or regulations promulgated thereunder.
(f)    As used in these Bylaws, the term “business day” means any day that is not a Saturday or Sunday, other than a day on which commercial banks are authorized or required to close in Houston, Texas.
(g)    As used in these Bylaws, a defined term has its defined meaning throughout these Bylaws, regardless of whether it appears before or after the place where it is defined.

Section 7.12    Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.
End of Bylaws